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                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                             FORM 8-K


                              CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): September 18, 1995



                   NATIONAL SEMICONDUCTOR CORPORATION
                   ----------------------------------
         (Exact name of registrant as specified in its charter)


        DELAWARE              1-6453                   95-2095071
        --------              ------                   ----------
(State of incorporation)    (Commission             (I.R.S. Employer
                             File Number)            Identification No.)



                    2900 Semiconductor Drive, P.O. Box 58090
                      Santa Clara, California  95052-8090
                      -----------------------------------
                     (Address of principal executive offices)


Registrant's telephone number, including area code:  (408) 721-5000
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NATIONAL SEMICONDUCTOR CORPORATION

INDEX



                                                          Page No.


Item 5. Other Events                                        3

Item 7. Financial Statements and Exhibits                   3

Signature                                                   4

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Item 5. Other Events
--------------------

     The information which is set forth in the Registrant's News Release dated September 18, 1995 is incorporated herein by reference.


Item 7. Financial Statements and Exhibits
-----------------------------------------

    (c). Exhibits

    Designation of
    Exhibit          Description of Exhibit
    --------------   ----------------------

         99          Contents of News Release dated September 18, 1995.

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SIGNATURE
---------


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   NATIONAL SEMICONDUCTOR CORPORATION



Date:  September 18, 1995            /s/ Robert B. Mahoney
                                     ----------------------------------
                                     Robert B. Mahoney
                                     Vice President and Controller
                                     Signing on behalf of the registrant
                                     and as principal accounting officer

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Exhibit 99                                      NEWS RELEASE



                                                For more information:
                                                Jim Foltz
                                                (408) 721-5693


NATIONAL SEMICONDUCTOR ANNOUNCES
PRIVATE CONVERTIBLE DEBT FINANCING

Santa Clara, CA, September 18, 1995 -- National Semiconductor Corporation (NYSE:NSM) today announced the commencement of a private placement offering, to certain qualified investors and overseas persons, of up to $225 million in convertible subordinated notes due in the year 2002 (plus up to an additional $33.75 million of notes to cover over-allotments, if any). The notes will be convertible into shares of National Semiconductor common stock. The transaction is expected to close before the end of September 1995.

The proceeds will be used to expand manufacturing capacity and for general corporate purposes.

The notes have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold within the United States absent registration or an available exemption from such registration requirements.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.
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